EXHIBIT 99.1

Cosmos Health Reports Q2 2026 Results: Record Q2 and H1 Revenue of $19.0M and $36.9M, Up 29% and 30%; Q2 Adjusted Gross Profit Up 58%; Total Liabilities Reduced 13%; Stockholders' Equity Up 12%; $5M Share Repurchase Program Underway

•	Highest Q2 and H1 revenue in Company history, reflecting strength across all core segments and reaching a new milestone with an adjusted annualized revenue run-rate exceeding $75 million

•	Continued progress toward profitability targets, with adjusted gross profit reaching approximately $7.4 million on an annualized basis, adjusted gross margin expanding 165 basis points to 9.54%, and adjusted EBITDA improving 13.8%

•	Demonstrated operating leverage and disciplined inventory management, with Q2 operating expenses growing at roughly half the rate of revenue and first-half inventory down 21.8% despite nearly 30% revenue growth

•	Strengthened balance sheet, with total liabilities decreasing 13.3% by $6.27 million, stockholders' equity rising 12.2% to $20.67 million, and the liabilities-to-assets ratio improving by 550 basis points

•	Liquid assets of $4.15 million, comprising cash, marketable securities and digital assets

•	Share repurchase program actively underway as record momentum continues into Q3 2026

CHICAGO, IL / GLOBE NEWSWIRE / August 19, 2026 / Cosmos Health Inc. ("Cosmos Health" or the "Company") (NASDAQ:COSM), a diversified, vertically integrated global healthcare group, today reported financial results for the second quarter and six months ended June 30, 2026.

Second Quarter and First Half 2026 Financial Highlights

Income Statement

Cosmos Health delivered its highest second-quarter and first-half revenue in Company history, with growth contributed by every core division. Decahedron nearly doubled its revenue in the United Kingdom, Cana Laboratories built its contract manufacturing orderbook to an all-time high of over 25 million units, CosmoFarm added more than 75 new pharmacies to its distribution network, and the Company's proprietary brands — including Sky Premium Life, C-Sept and C-Scrub — continued their international expansion.

•	Revenue was $18.99 million in Q2 2026, an increase of 28.8% from $14.75 million in Q2 2025, and $36.91 million for the first half, up 29.7% from $28.46 million in the prior-year period, driven by higher sales volumes across all core segments.
	○	Adjusted revenue was $19.32 million in Q2 2026, up 31.0%, and $37.72 million for the first half, up 32.5%, excluding sales discount reversals of $0.33 million and $0.80 million, respectively.

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Gross profit was $1.51 million in Q2 2026, an increase of 29.9% from $1.16 million in Q2 2025, broadly in line with revenue growth. For the first half, gross profit was $2.89 million compared to $3.21 million in the prior-year period, primarily reflecting $0.80 million of sales discount reversals with no corresponding reduction in cost of goods sold.

	○	Adjusted gross profit, excluding those reversals, was $1.84 million in Q2 2026, up 58.4%, and $3.70 million for the first half, up 15.0%.
•	Gross margin was 7.96% in Q2 2026, compared to 7.89% in Q2 2025, and 7.84% for the first half, compared to 11.29% in the prior-year period, with the first-half decline reflecting the same reversals.
	○	Adjusted gross margin, excluding those reversals, expanded 165 basis points to 9.54% in Q2 2026 and was 9.80% for the first half.
•

Total operating expenses were $4.44 million in Q2 2026, an increase of 16.5% from $3.81 million in Q2 2025, and $8.00 million for the first half, up 19.6% from $6.69 million in the prior-year period — in both periods growing well below revenue, which rose 28.8% and 29.7%, respectively.

	○	The increase reflected higher administrative costs supporting Decahedron's expansion in the United Kingdom, together with higher advertising and promotional spend behind the Company's proprietary nutraceutical brands.
	○	Salaries and wages declined 0.7% year-over-year in Q2 2026, despite significant revenue growth, demonstrating positive operating leverage.
•

Net income (loss) was ($6.09 million) in Q2 2026, compared to ($2.83 million) in Q2 2025, and ($8.89 million) for the first half, compared to ($3.65 million) in the prior-year period, primarily reflecting $2.65 million of non-cash charges in the quarter, principally related to fair value adjustments on the Company's financing arrangements.

	○	EBITDA was ($5.18 million) in Q2 2026, compared to ($2.19 million) in Q2 2025, and ($7.26 million) for the first half, compared to ($2.59 million) in the prior-year period, also impacted by the same non-cash fair-value charges.
	○	Adjusted EBITDA was ($1.13 million) in Q2 2026, an improvement from ($1.31 million) in Q2 2025, and ($1.72 million) for the first half, compared to ($1.14 million) in the prior-year period, as revenue growth was offset by strategic investments supporting the Company's expansion.
	○	Adjusted net income (loss) was ($1.69 million) in Q2 2026, compared to ($1.60 million) in Q2 2025, and ($2.65 million) for the first half, compared to ($1.52 million) in the prior-year period, primarily reflecting higher net interest expense.

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Balance Sheet

Cosmos Health strengthened its capital structure during the first half of 2026, reducing total liabilities for a second consecutive quarter while lifting stockholders' equity and improving working capital efficiency, with receivables and inventory both declining against nearly 30% revenue growth on improved collections and more disciplined inventory management.

•	Total liabilities decreased by $6.27 million, or 13.3%, to $40.79 million as of June 30, 2026, from $47.05 million at year-end 2025.
•

Total assets were $61.46 million as of June 30, 2026, compared to $65.48 million at year-end 2025. The asset base remains diversified, including a solid real estate and intellectual property portfolio.

	○	Liquid assets totaled $4.15 million, comprising cash and cash equivalents of $2.45 million and digital assets and marketable securities of $1.70 million.
•

Total stockholders' equity increased by $2.25 million, or 12.2%, to $20.67 million from $18.42 million at December 31, 2025, while the liabilities-to-assets ratio improved by 550 basis points to 66.4% from 71.9%.

Share Repurchase Program

On June 26, 2026, the Company's Board of Directors authorized a share repurchase program of up to $5.0 million, expiring December 31, 2026 and renewable at the Company's sole discretion. Cosmos Health repurchased 2,650,000 shares for approximately $513,000 during the second quarter, and open market purchases have continued into Q3 2026, bringing total repurchases as of this date to 5,112,000 shares for approximately $1.11 million.

Q2 2026 Business Highlights

Commercial Expansion

•	CosmoFarm delivered record quarterly revenue of over $15 million, a $60+ million annualized run-rate, adding over 75 new pharmacies
•	Achieved pan-European distribution for Sky Premium Life through Skroutz, making products available across all 27 EU Member States
•	Signed a distribution agreement with International Medical Company for Qatar, whose Kulud Pharmacies arm is the country's largest chain, securing an initial order of 31,000 Sky Premium Life units
•	Received a third consecutive order from Pharmalink in the UAE for 60,000 Sky Premium Life units, taking cumulative orders to 270,000

United States Expansion

•	Introduced the "18 Series," a science-driven nutraceutical platform targeting a portfolio of 18 products. Initial focus areas include liver health, joint and inflammation support, cardiovascular health, men's wellness and healthy aging
•	Entered the $163 billion global skincare market, with U.S. sales already underway

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Contract Manufacturing

•	Cana Laboratories built its orderbook to an all-time high of over 25 million units across nine therapeutic categories, under agreements extending up to ten years
•	Signed a 3.9 million-unit agreement with Verisfield for VASCLOR GEST progesterone pessaries
•	Signed a 2.86 million-unit agreement with Pharmex S.A. across three dermatological products
•	Received further orders from Nassington and Verisfield totalling 253,657 units across a range of medicines
•	Inaugurated a new capsule production line alongside a five-year agreement with Provident Pharmaceuticals for 385,000 units of CERTORUN

Clinical Validation and New Categories

•	C-Scrub Wash 4% successfully completed testing under EN 12791, the European standard for surgical hand disinfection, supporting entry into hospital, surgical and professional healthcare channels
•	C-Sept PRO gained traction across leading Greek public and private hospital groups
•	Reported annualized sales above $1.5 million for C-Scrub and C-Sept in the UK and Greece, with planned EU expansion targeting $7.4 million in revenue and $5.3 million in gross profit
•	Entered the $69 billion global animal health industry with a veterinary formulation of C-Scrub Wash 4%, following successful testing under EN 1656 and EN 1657

R&D and Innovation

•	Consolidated full ownership of the CCX0722 weight-management hydrogel patent and advanced the international application into the United States, Europe, Australia and Canada
•	Expanded AI integration across order management, warehouse and supply chain operations, with the potential to reduce certain operating expenses by up to 30%

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Corporate and Capital Structure

•	Entered into an advisory agreement through Cana Laboratories with the European Investment Bank (EIB) for the financing of its R&D programme, under which EIB financing could represent up to €25 million
•	Identified approximately $20 million in non-core assets available for monetization to accelerate growth
•	Signed a letter of intent to acquire Doc Pharma S.A., an affiliated European GMP pharmaceutical manufacturer
•	4,874,126 Series B warrants expired unexercised, eliminating approximately 38% of total warrant overhang with no dilution
•	Board authorized a share repurchase program of up to $5.0 million

Management Commentary

Greg Siokas, CEO of Cosmos Health, stated: "Q2 2026 was a record second quarter, with revenue of $18.99 million, up 29% year-over-year, capping a record first half of $36.91 million. On an adjusted basis, this represents an annualized revenue run-rate in excess of $75 million — a new milestone for Cosmos, and one achieved before any impact from potential acquisitions or from second-half seasonality, which was materially stronger last year and which we expect again this year. Every core division contributed: CosmoFarm added over 75 pharmacies, Cana built its contract manufacturing orderbook to over 25 million units, and Decahedron nearly doubled its revenue in the United Kingdom.

Our proprietary brands continued to gain ground. Sky Premium Life extended its reach across Europe and the UAE through new distribution agreements. C-Scrub and C-Sept continued to build momentum, with C-Sept PRO gaining traction across leading Greek hospital groups, and C-Scrub cleared EN 12791 for surgical hand disinfection — opening the hospital and surgical channels as well as an entirely new vertical for us in animal health.

During the quarter we also took our U.S. expansion from concept to execution with the 18 Series, a portfolio we are building toward 18 clinically validated products spanning liver health, joint and inflammation support, cardiovascular health, men's wellness and healthy aging, among other areas. Supported by local manufacturing, we expect the United States to become one of our principal growth engines.

Equally important is how we achieved this growth. Adjusted gross profit rose 58% in the quarter with adjusted gross margin expanding 165 basis points, operating expenses grew at little more than half the rate of revenue, and we reduced both receivables and inventory while revenue grew nearly 30%. That is the operating leverage we have been building toward, and we are investing to extend it — a new capsule production line at Cana, robotic automation and AI systems at CosmoFarm, and AI integration across order management, warehousing and supply chain, where we see scope to reduce certain operating expenses further.

We also cut total liabilities by $6.3 million since year-end, lifting stockholders' equity 12% to $20.7 million and improving our liabilities-to-assets ratio by 550 basis points. Separately, we began buying back our own stock because we believe our shares trade well below the underlying value of our diversified asset base and growth prospects.

Moving forward, we are starting to see the benefits of economies of scale and vertical integration, and we expect increased efficiencies to play an important role as we progress toward sustained profitability. That momentum carries into Q3 2026 across every core segment, with our U.S. platform beginning to contribute."

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UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

(in $)
GAAP FIGURES
REVENUE	18,986,376	14,745,702	36,914,268	28,458,230
GROSS PROFIT	1,511,662	1,163,814	2,892,833	3,213,613
TOTAL OPERATING EXPENSES	4,437,269	3,809,133	8,002,619	6,692,077
GAIN (LOSS) FROM OPERATIONS	(2,925,607)	(2,645,319)	(5,109,786)	(3,478,464)
TOTAL OTHER INCOME (EXPENSE), NET	(3,160,915)	(182,749)	(3,782,159)	(167,701)
NET LOSS	(6,086,522)	(2,828,068)	(8,891,945)	(3,646,165)

NON-GAAP FIGURES*
ADJUSTED REVENUE	19,318,302	14,745,702	37,716,796	28,458,230
ADJUSTED GROSS PROFIT	1,843,588	1,163,814	3,695,361	3,213,613
ADJUSTED EBITDA	(1,130,888)	(1,312,280)	(1,719,040)	(1,139,948)
ADJUSTED NET INCOME (LOSS)	(1,687,511)	(1,595,307)	(2,652,219)	(1,518,756)

(*) See "Definitions of Non-GAAP Measures" and "Reconciliation of Non-GAAP Measures" sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.

Definitions of Non-GAAP Measures

We collect and analyze operating and financial data to evaluate the health of our business and assess our performance. In addition to Revenue, Gross Profit, Income (Loss) from Operations and Net Income (Loss) under GAAP, we use: Adjusted Revenue, Adjusted Gross Profit, EBITDA, Adjusted EBITDA, and Adjusted Net Income (Loss). We have included these non-GAAP financial measures because they are key measures used by our management to evaluate our operating performance. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and Board of Directors. Therefore, these non-GAAP financial measures are presented here. Our calculation of these non-GAAP financial measures may differ from similarly titled non-GAAP measures, if any, reported by our peer companies. These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP.

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Adjusted Revenue

We define Adjusted Revenue as GAAP Revenue adjusted to include revenues subject to revenue recognition timing adjustments. Adjusted Revenue is supplemental in nature and is not meant as a substitute for Revenue prepared in accordance with GAAP.

Adjusted Gross Profit

We define Adjusted Gross Profit as GAAP Gross Profit adjusted for the same revenue recognition timing adjustments described under Adjusted Revenue above. Adjusted Gross Profit is supplemental in nature and is not meant as a substitute for Gross Profit prepared in accordance with GAAP.

Adjusted EBITDA

We define Adjusted EBITDA as Income (Loss) before Income Taxes, excluding (i) depreciation and amortization expense, (ii) interest income (expense), net, (iii) non-cash interest expense and change in fair value of convertible notes, (iv) stock-based compensation expense, (v) non-recurring and extraordinary items, (vi) other income (expense), net, (vii) gain (loss) on equity investments, net, (viii) change in fair value of derivative liability, (ix) gain (loss) on digital assets, (x) foreign currency transaction, net, and (xi) sales discount reversals.

We have included Adjusted EBITDA because it is a key measure used by our management team to evaluate our operating performance, generate future operating plans, and make strategic decisions. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and Board of Directors. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and non-recurring and extraordinary items.

For investors to better evaluate the Company's performance and compare results across reporting periods, Cosmos Health provides a reconciliation of GAAP to non-GAAP financial measures. These adjustments exclude certain non-cash and non-recurring items, including stock-based compensation, non-cash interest expense, changes in the fair value of derivatives and convertible notes, gains or losses on digital assets, foreign currency transactions, sales discount reversals, and other non-operating or non-recurring items, as applicable and as further described above.

The presentation of the Company's non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the Company's financial results prepared in accordance with GAAP, and the Company's non-GAAP measures may be different from non-GAAP measures used by other companies. Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP.

Adjusted Net Income (Loss)

We define Adjusted Net Income (Loss) as Adjusted EBITDA (see above) adding provision for income taxes and deducting interest expense.

Adjusted Net Income (Loss) has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP.

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Reconciliation of Non-GAAP Measures

Adjusted Revenue, Adjusted Gross Profit, Adjusted EBITDA & Adjusted Net Income (Loss)

The following table presents reconciliations of Adjusted Revenue, Adjusted Gross Profit, Adjusted EBITDA and Adjusted Net Income (Loss) to the most directly comparable GAAP financial measures for each of the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

(in $)
REVENUE	18,986,376	14,745,702	36,914,268	28,458,230
Sales discount reversal	331,926		802,528
ADJUSTED REVENUE	19,318,302	14,745,702	37,716,796	28,458,230

GROSS PROFIT	1,511,662	1,163,814	2,892,833	3,213,613
Sales discount reversal	331,926	-	802,528	-
ADJUSTED GROSS PROFIT	1,843,588	1,163,814	3,695,361	3,213,613

INCOME (LOSS) BEFORE INCOME TAXES	(6,086,522)	(2,828,068)	(8,891,945)	(3,646,165)
Adjustments (add back):
Depreciation and amortization expense	349,181	353,862	697,360	674,301
Interest (income) / expense, net	556,623	283,027	933,179	378,808
EBITDA	(5,180,717)	(2,191,179)	(7,261,405)	(2,593,056)
Sales discount reversal	331,926	-	802,528	-

Non-recurring and extraordinary items	554,753	376,157	796,215	504,584
Stock based compensation	558,858	603,020	1,094,644	1,159,632
Other (income) / expense, net	(37,979)	42,190	(479,041)	110,327
(Gain) / loss on equity investments, net	(3,650)	(2,639)	7,602	(5,781)
Non-cash interest expense / Change in fair value of convertible notes	2,785,787	302,695	2,936,657	302,695
Change in fair value of derivative liability	(577,347)	-	(809,315)	-
Gain/(Loss) on digital assets	404,145	-	846,584	-
Foreign currency transaction, net	33,336	(442,524)	346,493	(618,348)
ADJUSTED EBITDA	(1,130,888)	(1,312,280)	(1,719,040)	(1,139,948)
Interest income / (expense), net	(556,623)	(283,027)	(933,179)	(378,808)
ADJUSTED NET INCOME	(1,687,511)	(1,595,307)	(2,652,219)	(1,518,756)

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CONDENSED CONSOLIDATED BALANCE SHEET DATA

	June 30, 2026	March 31, 2026	December 31, 2025
(in $)	(Unaudited)	(Unaudited)	(Audited)
ASSETS
Cash & cash equivalents	2,445,168	2,158,921	3,459,893
Inventory	4,518,560	5,650,458	5,778,142
Accounts receivable, prepaid expenses and other current assets	29,217,388	28,594,752	28,662,583
Property and equipment, net	10,140,150	10,280,203	10,578,858
Goodwill and intangible assets, net	6,965,934	7,225,011	7,569,695
Loans receivable	3,472,916	3,605,388	3,633,839
Other noncurrent assets	4,701,838	4,854,278	5,794,508
TOTAL ASSETS	61,461,954	62,369,011	65,477,518

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	15,297,625	15,689,061	17,412,973
Other current liabilities	6,760,621	6,701,051	6,047,940
Lines of credit	8,745,807	7,856,208	9,177,684
Notes payable	7,075,633	9,954,812	11,485,084
Other non-current and finance/lease liabilities	2,907,785	2,341,520	2,929,208
Stockholders' and mezzanine equity	20,674,483	19,826,359	18,424,629
TOTAL LIABILITIES AND STOCKHOLDERS'/MEZZANINE EQUITY	61,461,954	62,369,011	65,477,518

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About Cosmos Health Inc.

Cosmos Health Inc. (Nasdaq:COSM), incorporated in 2009 in Nevada, is a diversified, vertically integrated global healthcare group. The Company owns a portfolio of proprietary pharmaceutical and nutraceutical brands, including Sky Premium Life®, Mediterranation®, bio-bebe®, C-Sept® and C-Scrub®. Through its subsidiary Cana Laboratories S.A., licensed under European Good Manufacturing Practices (GMP) and certified by the European Medicines Agency (EMA), it manufactures pharmaceuticals, food supplements, cosmetics, biocides, and medical devices within the European Union. Cosmos Health also distributes a broad line of pharmaceuticals and parapharmaceuticals, including branded generics and OTC medications, to retail pharmacies and wholesale distributors through its subsidiaries in Greece and the UK. Furthermore, the Company has established R&D partnerships targeting major health disorders such as obesity, diabetes, and cancer, enhanced by artificial intelligence drug repurposing technologies, and focuses on the R&D of novel patented nutraceuticals, specialized root extracts, proprietary complex generics, and innovative OTC products. Cosmos Health has also entered the telehealth space through the acquisition of ZipDoctor, Inc., based in Texas, USA. With a global distribution platform, the Company is currently expanding throughout Europe, Asia, and North America, and has offices and distribution centers in Thessaloniki and Athens, Greece, and in Harlow, UK. More information is available at www.cosmoshealthinc.com, www.skypremiumlife.com, www.cana.gr, www.zipdoctor.co, www.cloudscreen.gr, as well as LinkedIn and X.

Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could,” generally identify forward-looking statements, although not all forward-looking statements contain these words. These statements involve risks and uncertainties that may individually or materially affect the matters discussed herein for a variety of reasons outside the Company’s control, including, but not limited to: the Company’s ability to raise sufficient financing to implement its business plan; the effectiveness of its digital asset strategies, including accumulation and yield-generating activities; the impact of the war in Ukraine and ongoing conflicts in the Middle East and other regions on the Company’s business, operations, and the economy in general; the Company’s ability to successfully develop and commercialize its proprietary products and technologies; changes in interest rates; changes in foreign currency exchange rates, commodity or other price inflation and deflation; our ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims, and litigation; the challenges of operating in international markets; the adequacy of insurance coverage; the effect of accounting charges and of adopting certain accounting standards; the impact of legal and regulatory changes, including changes to tax laws and regulations; guidance for fiscal 2026 and beyond and financial outlook. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control, dependent on the actions of third parties, or currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our expectations and projections. These risks and uncertainties include, but are not limited to, those described from time to time in our periodic reports filed with the SEC and available at the SEC’s website (www.sec.gov). There also may be other factors that we cannot anticipate or that are not described herein, generally because we do not currently perceive them to be material. Such factors could cause results to differ materially from our expectations. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission and in our other public statements.

Investor Relations Contact:

BDG Communications

cosm@bdgcommunications.com

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